UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

GREENHUNTER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 24, 2012, the Company entered into an underwriting agreement with MLV & Co., National Securities Corporation, Northland Capital Markets, and Livingston Securities (acting as the “underwriters”). Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the public through the underwriters, and the underwriters have agreed to offer and sell, 425,000 shares of our Series C Preferred Stock, on a best-efforts basis.

The underwriting agreement provides that the obligation of the underwriters to offer and sell the shares of Series C Preferred Stock, on a best-efforts basis, is subject to certain conditions precedent, including but not limited to delivery of legal opinions. The underwriters are under no obligation to purchase any shares of Series C Preferred Stock for their own accounts. As a “best-efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The underwriters may, but are not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority. The underwriting agreement is filed herewith as Exhibit 1.1 and is incorporated by reference into this Item 1.01.

Item 5.03.	Amendments to Articles of Incorporation.

On July 25, 2012, the Company filed a Certificate of Correction to the Amended and Restated Certificate of Designation for the Company’s 10% Series C Cumulative Preferred Stock with the Secretary of State of the State of Delaware. The Certificate of Correction is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events

On July 25, 2012 the Company announced that it has priced a best-efforts public offering of 425,000 shares of its non-convertible 10.0% Series C Cumulative Preferred Stock (liquidation preference of $25.00 per share) at a public offering price of $21.00 per share. The offering is expected to close on July 31, 2012. Upon issuance, the Company anticipates that the 10.0% Series C Cumulative Preferred Stock will be listed for trading on the NYSE MKT under the ticker symbol “GRH.PR.C.”

MLV & Co. acted as sole book runner for the offering. National Securities Corporation, Northland Capital Markets and Livingston Securities acted as co-managers.

The net proceeds to the Company from the offering will be approximately $8.1 million, after deducting underwriting discounts, commissions and estimated offering expenses. The Company intends to use net proceeds from the offering for capital expenditures, working capital, development and acquisitions, directly or indirectly, of salt water disposal facilities, repayment or refinancing of indebtedness, investments in its subsidiaries, or general corporate purposes. Pending any specific application, the Company may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. The Company’s press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title

1.1	Form of Underwriting Agreement between the Company and MLV & Co., Securities Corporation, Northland Capital Markets, and Livingston Securities

3.1	Certificate of Correction to the Amended and Restated Certificate of Designations for 10% Series C Cumulative Preferred Stock

4.1	Form of 10.0% Series C Cumulative Preferred Stock certificate

99.1	Press Release dated July 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.

Date: July 26, 2012	By:	/s/ Morgan F. Johnston
	Name:	Morgan F. Johnston
	Title:	Sr. VP, General Counsel and Secretary

Exhibit Number	Exhibit Title

1.1	Form of Underwriting Agreement between the Company and MLV & Co., Securities Corporation, Northland Capital Markets, and Livingston Securities

3.1	Certificate of Correction to the Amended and Restated Certificate of Designations for 10% Series C Cumulative Preferred Stock

4.1	Form of 10.0% Series C Cumulative Preferred Stock certificate

99.1	Press Release dated July 25, 2012